 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

NorthStar Realty Europe Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-37597 (Commission File Number)	32-0468861 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to the Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2015, NorthStar Realty Europe Corp. (the “Company”) filed with the State Department of Assessments and Taxation of Maryland its articles of amendment and restatement (the “Articles of Amendment and Restatement”). The Articles of Amendment and Restatement implement many of the provisions of our charter disclosed in the Company’s registration statement on Form S-11, as amended, including authorizing, in addition to the Company’s common stock, the issuance of up to 200 million shares of preferred stock, par value $0.01 per share and implementing REIT restrictions on the transfer and ownership of the Company’s common stock.

The Articles of Amendment and Restatement are filed as Exhibit 3.1 to this Current Report on Form 8-K, and the foregoing description is qualified in its entirety by reference to the document as so filed. The terms of the Articles of Amendment and Restatement are substantially the same as the terms set forth in the form of such articles filed as an exhibit to the Company’s registration statement on Form S-11, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
3.1*	Articles of Amendment and Restatement of NorthStar Realty Europe Corp., dated as of October 19, 2015
______________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Europe Corp. (Registrant)

Date: October 23, 2015	By:	/s/ Trevor K. Ross
Trevor K. Ross General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1*	Articles of Amendment and Restatement of NorthStar Realty Europe Corp., dated as of October 19, 2015
______________
* Filed herewith.